Exhibit 99.1
Investor Contact:
Mary Ekman
425-216-7995
mary.ekman@clearwire.com
Media Contact:
Susan Johnston
425-216-7913
susan.johnston@clearwire.com
Clearwire To Mail Definitive Proxy Materials; Special Meeting of
Stockholders Scheduled For November 20, 2008
Clearwire Stockholders to Vote on Transaction Agreement To Combine the Sprint and Clearwire 4G
Businesses and $3.2 Billion Equity Infusion from Strategic Investors
KIRKLAND, Wash. – October 16, 2008 – Clearwire Corporation [NASDAQ: CLWR], a leading provider of personal broadband and mobile Internet services, today announced it will commence shortly the mailing of its definitive proxy statement to all Clearwire stockholders of record as of October 15, 2008 to vote on the Transaction Agreement, pursuant to which Clearwire and Sprint Nextel Corporation [NYSE: S] will combine their respective next-generation wireless broadband businesses. The special meeting of stockholders will occur at 9 am PT on November 20, 2008 at the Woodmark Hotel in Kirkland, Washington.
“The stockholder vote is one of the final steps required to close the transaction with Sprint before the end of the year,” said Benjamin G. Wolff, chief executive officer of Clearwire. “The explosive growth of mobile data usage and revenue demonstrates that consumers want both high-speed and mobility when it comes to their communications services. The new Clearwire will present an unparalleled opportunity to meet that demand by delivering a true broadband experience for our customers both at home and on the go.”
On May 7, 2008, Clearwire announced that it had entered into a definitive agreement with Sprint to combine their next-generation wireless broadband businesses to form a new independent company to be called Clearwire. In addition, five independent strategic investors – Intel Corporation [NASDAQ: INTC] through Intel Capital, Google Inc. [NASDAQ: GOOG], Comcast Corporation [NASDAQ: CMSCA, CMCSK], Time Warner Cable Inc. [NYSE: TWC], and Bright House Networks – have collectively agreed to invest a total of $3.2 billion into the new Clearwire.
Clearwire’s board of directors has by unanimous vote of all directors voting recommended that the Company’s stockholders vote in favor of the transaction as they believe it is strategically and financially beneficial to the Company with the potential to create significant long-term value for its stockholders. The transaction is expected to close during the fourth quarter of 2008.
About Clearwire
Clearwire, founded in October 2003 by wireless pioneer Craig O. McCaw, is a provider of simple, fast, portable and reliable wireless high-speed Internet service. Clearwire customers connect to the Internet using licensed spectrum, thus eliminating the confines of traditional cable or phone lines. Headquartered in Kirkland, Wash., the company launched its first market in

August 2004 and now offers service in 50 markets across the U.S. as well as in Europe. For more information, visit www.clearwire.com.
FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” that involve risk and uncertainties. These forward-looking statements may include statements about Clearwire’s future financial and operating performance and financial condition; proposed transactions; and strategic plans and objectives. The words “will,” “would,” “may,” “should,” “estimate,” “project,” ”forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.
Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to the risks referenced from time to time in Clearwire’s filings with the Securities and Exchange Commission (“SEC”), including in the Form 10-K for the year ended December 31, 2007, in Part I, Item 1A, “Risk Factors,” and the Form 10-Q for the quarter ended June 30, 2008 in Part II, Item 1A, “Risk Factors and the risks referenced in the proxy statement/prospectus titled “Risk Factors.” Clearwire believes the forward-looking statements in this press release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
IMPORTANT ADDITIONAL INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC
In connection with the proposed transactions with Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., and Bright House Networks, LLC, Clearwire filed a proxy statement with the SEC. STOCKHOLDERS OF CLEARWIRE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS.
The final proxy statement/prospectus will be mailed to the stockholders of Clearwire. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Clearwire through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and Clearwire’s other filings with the SEC also may be obtained from Clearwire, by directing a request to Investor Relations at (425) 216-4735. In addition, investors and security holders may access copies of the documents filed with the SEC by Clearwire on Clearwire’s website at www.clearwire.com, when they become available.
Clearwire, Sprint and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Clearwire’s stockholders with respect to the transactions contemplated by the definitive agreement between Sprint, the Investors and Clearwire. Information regarding Clearwire’s directors and executive officers is contained in Clearwire’s Annual Report on Form 10-K for the year ended December 31, 2007 and its definitive proxy statement filed with the SEC on April 29, 2008 for its 2008 Annual Meeting of

Stockholders, which are filed with the SEC. Information concerning Sprint’s directors and executive officers is set forth in the proxy statement dated March 27, 2008 for Sprint’s 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. You can obtain free copies of these documents from Clearwire and Sprint, respectively, using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement filed with the SEC and available free of charge as indicated above.